SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2002

S&T Bancorp, Inc.
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ____________________ (State or other Jurisdiction of Incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

ITEM 2. - Acquisition or Disposition of Assets

S&T Bancorp, Inc., the holding company for S&T Bank, announced today that it has completed the acquisition of Peoples Financial Corporation and PFC Bank on September 7, 2002. The shareholders of Peoples Financial Corporation received $52.50 per share in cash. This transaction had been approved by the board of directors of both companies, by bank regulatory authorities and Peoples Financial Corporation shareholders. The acquisition has an aggregate transaction value of $87.4 million.

ITEM 7. - Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

September 9, 2002	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary